CORGI ETF TRUST I

POWER OF ATTORNEY

POWER OF ATTORNEY
Adopted August 22, 2025, by the Board of Trustees

ARTICLE I - APPOINTMENT & AUTHORITY
Each undersigned Trustee or Officer of Corgi ETF Trust I (the "Trust") hereby constitutes and appoints the persons identified on Schedule A (each, an "Attorney-in-Fact"), and each of them acting singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to:
(a) sign in the undersigned's name and on the undersigned's behalf the Trust's registration statement(s) (including on Form N-1A or any successor form) and any and all amendments or supplements thereto under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;
(b) execute, deliver and file with the U.S. Securities and Exchange Commission any related exhibits, consents, certificates and other instruments or documents in connection therewith; and
(c) perform any and all other acts that such Attorney-in-Fact deems necessary or appropriate to effect the foregoing.

ARTICLE II - COUNTERPARTS; ELECTRONIC SIGNATURES
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures may be manual, electronic or facsimile to the extent permitted by applicable law, including Rule 302 of Regulation S-T.

ARTICLE III - RATIFICATION; EFFECTIVENESS
The undersigned hereby ratify and confirm all lawful acts performed by any Attorney-in-Fact pursuant to this Power of Attorney. This Power of Attorney is effective upon execution by the undersigned and remains in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 22nd of August, 2025.

By: /s/ Emily Z. Yuan
Name: Emily Z. Yuan
Title: Trustee

By: /s/ Nicolas S. Laqua
Name: Nicolas S. Laqua
Title: Trustee; Chair

By: /s/ Conor M. Murray
Name: Conor Murray
Title: Lead Independent Trustee

By: /s/ Bryant C. Lee
Name: Bryant Lee
Title: Trustee

By: /s/ Jennifer X. Benson
Name: Jennifer X. Benson
Title: Trustee

OFFICERS

By: /s/ Emily Z. Yuan
Name: Emily Z. Yuan
Title: President and Principal Executive Officer

By: /s/ Henry B. Margulies
Name: Henry B. Margulies
Title: Chief Compliance Officer

By: /s/ Brianna A. Lynch
Name: Brianna A. Lynch
Title: Principal Financial Officer; Principal Accounting Officer (Treasurer)

SCHEDULE A - ATTORNEYS-IN-FACT

The following individuals, acting singly and with full power of substitution and resubstitution, are appointed as Attorneys-in-Fact for the purposes set forth in Article I - Appointment & Authority:

  Brianna A. Lynch, CPA, Treasurer & Principal Financial Officer
  Emily Z. Yuan, President & Principal Executive Officer
  Henry B. Margulies, Chief Compliance Officer, Secretary, AML Officer
  Any Assistant Secretary of the Trust duly appointed from time to time

Each Attorney-in-Fact may designate one or more substitutes and may revoke any such designation.